UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 12, 2021

Resonate Blends, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-21202	58-1588291
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26565 Agoura Road, Suite 200 Calabasas, CA	91302
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 571-888-0009

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KOAN	OTCQB

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.02 – TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On July 20, 2020, we entered into a Securities Purchase Agreement (“SPA”) with FirstFire Global Opportunities Fund, LLC (“FirstFire”) and convertible promissory note with a principal amount of $225,000, a $25,000 original issue discount and interest at 8% per annum (the “FirstFire Note”).

On September 16, 2020, we executed an addendum with FirstFire whereby a $138,000 payment would be made followed by two additional payments to retire the FirstFire Note.

On September 18, 2020 we made a $138,000 payment to FirstFire that took care of the first three (3) amortized payments due on December 20, 2020, January 20, 2021 and February 20, 2021. There remained two (2) additional payments of $52,500, which equals the remaining $105,000 due, were scheduled for payment on March 20, 2021 and April 20, 2021.

On February 12, 2021, we made the final two (2) payments of $52,500 to retire the FirstFire Note.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Resonate Blends, Inc.

/s/ Geoffrey Selzer
Geoffrey Selzer
Chief Executive Officer
Date: February 12, 2021